Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: IR@fyrhomes.com

Front Yard Residential Corporation Reports Second Quarter 2020 Results

CHRISTIANSTED, U.S. Virgin Islands, August 10, 2020 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today announced its financial and operating results for the second quarter of 2020.

Second Quarter 2020 Highlights and Recent Developments

•Rental revenues increased to $55.1 million for the second quarter of 2020, up 1.5% over the first quarter of 2020 and up 6.9% year on year.
•Core Funds from Operations (“FFO”) were $0.18 per diluted share, an improvement of $0.06 per diluted share over the first quarter of 2020 and up $0.13 year on year.1
•Adjusted FFO was $0.09 per diluted share for the second quarter of 2020.1
•Stabilized Rental leased percentage was 98.3%, up from 97.0% as of March 31, 2020 and 94.1% as of June 30, 2019.
•Blended rent growth of 4.1%, with renewal rent growth of 4.1% and re-lease rent growth of 4.3%.
•Stabilized Rental Core Net Operating Income (“NOI”) Margin was 61.5%, up from 60.0% in the first quarter of 2020 and up 59.7% in the second quarter of 2019.1
•Sold 30 non-core homes for proceeds of $5.9 million and a gain of $0.3 million over carrying value.
•Settled the termination of the previously announced merger agreement with Amherst Residential, LLC (“Amherst”), pursuant to which Amherst paid a $25 million termination fee, purchased 4.4 million shares of Front Yard common stock in a primary issuance at $12.50 per share for an aggregate purchase price of $55 million and made available a $20 million committed two-year unsecured loan facility to Front Yard.
•July rent collections exceeded 99% of Front Yard's trailing 12-month average and Stabilized Rental leased percentage increased to 98.7% at July 31, 2020.

“We remain focused on the welfare of our residents and employees during these challenging times,” said George Ellison, Chief Executive Officer. “At the same time, the strong second quarter provides proof of the attractiveness and resilience of the single-family rental sector in general and Front Yard in particular, and we are proud to report record occupancy levels coupled with strong rent growth and continued efficiency improvements.”
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1Stabilized Rental Core NOI Margin, Core FFO and Adjusted FFO are non-GAAP measures. Refer to the Reconciliation of Non-GAAP Financial Measures section for further information and reconciliation to GAAP net income.

Second Quarter 2020 Financial Results

GAAP net income for the second quarter of 2020 was $4.0 million, or $0.07 per diluted share, compared to a net loss of $25.0 million, or $0.47 per diluted share, for the second quarter of 2019.

GAAP net loss for the six months ended June 30, 2020 was $16.2 million, or $0.29 per diluted share, compared to a net loss of $43.5 million, or $0.81 per diluted share, for the six months ended June 30, 2019.

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, August 10, 2020, at 8:30 a.m. Eastern Time to discuss its financial results for the second quarter of 2020. The live audio webcast of the conference call and an accompanying supplemental investor presentation can be accessed on Front Yard’s website at www.frontyardresidential.com by clicking on the “Investors” link.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of the termination of the Agreement and Plan of Merger with Amherst on our relationships with our customers, financing sources, third-party service providers, operating results and business generally; the impact of the costs of the merger transaction that were borne by the Company despite the merger transaction being terminated; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; risks related to our engagement of Altisource Asset Management Corporation as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company's current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Front Yard Residential Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
Rental revenues	$55,128	$51,553	$109,456	$104,178
Total revenues	55,128	51,553	109,456	104,178
Expenses:
Residential property operating expenses	18,826	18,968	37,687	37,405
Property management expenses	3,627	3,538	7,798	7,213
Depreciation and amortization	20,242	19,936	40,608	42,321
Acquisition and integration costs	73	651	142	2,862
Impairment	654	1,576	889	2,596
Mortgage loan servicing costs	—	194	—	581
Interest expense	18,916	21,165	38,412	42,675
Share-based compensation	936	1,811	2,423	2,930
General and administrative	9,052	7,992	16,643	13,758
Management fees to AAMC	3,584	3,556	7,168	7,131
Total expenses	75,910	79,387	151,770	159,472
Net (loss) gain on real estate and mortgage loans	(163)	3,842	1,370	12,619
Operating loss	(20,945)	(23,992)	(40,944)	(42,675)
Casualty losses	(345)	(184)	(632)	(577)
Insurance recoveries	12	11	75	538
Other income (loss)	25,301	(846)	25,309	(797)
Net income (loss) before income taxes	4,023	(25,011)	(16,192)	(43,511)
Income tax expense	28	6	28	14
Net income (loss)	$3,995	$(25,017)	$(16,220)	$(43,525)

Earnings (loss) per share of common stock - basic:
Earnings (loss) per basic share	$0.07	$(0.47)	$(0.29)	$(0.81)
Weighted average common stock outstanding - basic	56,272,446	53,714,998	55,107,940	53,672,835
Earnings (loss) per share of common stock - diluted:
Earnings (loss) per diluted share	$0.07	$(0.47)	$(0.29)	$(0.81)
Weighted average common stock outstanding - diluted	56,796,936	53,714,998	55,107,940	53,672,835

Dividends declared per common share	$—	$0.15	$0.15	$0.30

Front Yard Residential Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets:
Real estate held for use:
Land	$397,878	$398,840
Rental residential properties	1,718,513	1,707,043
Real estate owned	12,684	16,328
Total real estate held for use	2,129,075	2,122,211
Less: accumulated depreciation	(244,183)	(206,464)
Total real estate held for use, net	1,884,892	1,915,747
Real estate assets held for sale	4,699	14,395
Cash and cash equivalents	109,018	43,727
Restricted cash	31,994	34,282
Accounts receivable	5,199	9,235
Goodwill	13,376	13,376
Prepaid expenses and other assets	23,431	22,360
Total assets	$2,072,609	$2,053,122

Liabilities:
Repurchase and loan agreements	$1,629,283	$1,644,230
Accounts payable and accrued liabilities	67,309	64,619
Payable to AAMC	3,886	5,014
Total liabilities	1,700,478	1,713,863

Commitments and contingencies	—	—

Equity:
Common stock, 0.01 par value, 200,000,000 authorized shares; 58,747,146 shares issued and outstanding as of June 30, 2020 and 53,933,575 shares issued and outstanding as of December 31, 2019	587	539
Additional paid-in capital	1,245,493	1,189,236
Accumulated deficit	(855,085)	(830,602)
Accumulated other comprehensive loss	(18,864)	(19,914)
Total equity	372,131	339,259
Total liabilities and equity	$2,072,609	$2,053,122

Front Yard Residential Corporation
Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

In evaluating Front Yard’s financial performance, management reviews Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) , Adjusted Funds from Operations (“Adjusted FFO”), Stabilized Rental Net Operating Income (“Stabilized Rental NOI”), Stabilized Rental Net Operating Income Margin (“Stabilized Rental NOI Margin”) and Stabilized Rental Core Net Operating Income Margin (“Stabilized Rental Core NOI Margin”), which exclude certain items from Front Yard’s results under U.S. generally accepted accounting principles (“GAAP”). These metrics are non-GAAP performance measures that Front Yard believes are useful to assist investors in gaining an understanding of the trends and operating metrics for Front Yard’s core business. These non-GAAP measures should be viewed in addition to, and not in lieu of, Front Yard’s reported results under U.S. GAAP.

The following provides related definitions of, and a reconciliation of Front Yard’s U.S. GAAP results to FFO, Core FFO, Adjusted FFO, Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin for the periods presented:

FFO, Core FFO and Adjusted FFO: FFO is a supplemental performance measure of an equity real estate investment trust (“REIT”) used by industry analysts and investors in order to facilitate meaningful comparisons between periods and among peer companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income or loss excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization on real estate assets adjusted for unconsolidated partnerships and jointly owned investments.

We believe that FFO is a meaningful supplemental measure of our overall operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation, impairment charges and gains or losses related to sales of previously depreciated homes from GAAP net income. By excluding depreciation, impairment and gains or losses on sales of real estate, FFO provides a measure of our returns on our investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the homes that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of the homes, all of which have real economic effect and could materially affect our results from operations, the utility of FFO as a measure of our performance is limited.

Our Core FFO begins with FFO and is adjusted for share-based compensation; acquisition and integration costs; non-cash interest expense related to deferred debt issuance costs, amortization of loan discounts and mark-to-market adjustments on interest rate derivatives; and other non-comparable items, as applicable. We believe that Core FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and is further helpful as it provides a consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. Because Core FFO, similar to FFO, captures neither the changes in the value of the homes nor the level of capital expenditures to maintain them, the utility of Core FFO as a measure of our performance is limited.

Our Adjusted FFO begins with Core FFO and is adjusted for cash paid for leasing commissions and recurring capital expenditures. We believe that Adjusted FFO, when used in conjunction with the results of operations under GAAP, is a meaningful supplemental measure of our operating performance for the same reasons as FFO and Core FFO and is further helpful as it provides a consistent measurement of the costs to maintain the condition of our properties as well as costs to obtain residents. Because Adjusted FFO, similar to FFO and Core FFO, does not capture the changes in the value of the homes, the utility of Adjusted FFO as a measure of our performance is limited.

Although management believes that FFO, Core FFO and Adjusted FFO increase our comparability with other companies, these measures may not be comparable to the FFO, Core FFO or Adjusted FFO of other companies because other companies may adopt a definition of FFO other than the NAREIT definition, may apply a different method of determining Core FFO and/or Adjusted FFO or may utilize metrics other than or in addition to Core FFO or Adjusted FFO.

The following table provides a reconciliation of net income as determined in accordance with U.S. GAAP to FFO, Core FFO and Adjusted FFO:

Three months ended June 30, 2020
Net income	$3,995

Adjustments to determine FFO:
Depreciation and amortization	20,242
Impairment	654
Net loss on real estate and mortgage loans	163
FFO	25,054

Adjustments to determine Core FFO:
Acquisition and integration costs	73
Non-cash interest expense	3,675
Share-based compensation	936
Non-ordinary legal and professional fees (1)	5,358
Merger termination fee	(25,000)
Other adjustments (2)	208
Core FFO	10,304

Adjustments to determine Adjusted FFO:
Recurring capital expenditures	(4,728)
Leasing commissions	(671)
Adjusted FFO	$4,905

Weighted average common stock outstanding - basic	56,272,446
FFO per share - basic	$0.45
Core FFO per share - basic	$0.18
Adjusted FFO per share - basic	$0.09

Weighted average common stock outstanding - diluted	56,796,936
FFO per share - diluted	$0.44
Core FFO per share - diluted	$0.18
Adjusted FFO per share - diluted	$0.09
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(1)Relates to non-operational and non-ordinary legal fees, such as costs associated with Front Yard's strategic review initiative, shareholder activism, negotiation of the asset management agreement or similar matters. For the second quarter of 2020, consists primarily of legal and professional fees related to the merger with Amherst that was ultimately not consummated.
(2)Includes casualty losses, insurance recoveries and other non-recurring income and expense items that management has determined are not representative of Front Yard's core ongoing operations.

Stabilized Rental: A home is stabilized once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes may become non-stabilized due to a first-time renovation subsequent to acquisition, casualty event that makes it unsafe or uninhabitable, or because the home has been identified for sale and no longer leased.

Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin: Stabilized Rental NOI is a non-GAAP supplemental measure that we define as rental revenues less residential property operating expenses of the stabilized rental properties in our rental portfolio. We define Stabilized Rental NOI Margin as Stabilized Rental NOI divided by rental revenues. We define Stabilized Rental Core NOI Margin as Stabilized Rental NOI divided by core rental revenues from Stabilized Rentals, which are rental revenues less tenant charge-back revenues attributable to our Stabilized Rentals.

We consider Stabilized Rental NOI and Stabilized Rental NOI Margin to be meaningful supplemental measures of operating performance because they reflect the operating performance of our stabilized properties without allocation of corporate level overhead or general and administrative costs, acquisition fees and other similar costs and provide insight to the ongoing operations of our business. In addition, Stabilized Rental Core NOI Margin removes the impact of tenant charge-backs that are included in both revenues and expenses and therefore have no impact to our net results of operations. These measures should be used only as supplements to and not substitutes for net income or loss or net cash flows from operating activities as determined in accordance with GAAP. These net operating income measures should not be used as indicators of funds available to fund cash needs, including distributions and dividends. Although we may use these non-GAAP measures to compare our performance to other REITs, not all REITs may calculate these non-GAAP measures in the same way, and there is no assurance that our calculation is comparable with that of other REITs. While management believes that our calculations are reasonable, there is no standard calculation methodology for Stabilized Rental NOI, Stabilized Rental NOI Margin or Stabilized Rental Core NOI Margin, and different methodologies could produce materially different results.

The following table provides a reconciliation of net income as determined in accordance with U.S. GAAP to Stabilized Rental NOI, Stabilized Rental NOI Margin and Stabilized Rental Core NOI Margin:

Three months ended June 30, 2020
Net income	$3,995

Adjustments:
Revenues from non-stabilized properties	(26)
Net loss on real estate and mortgage loans	163
Operating expenses on non-stabilized properties	351
Depreciation and amortization	20,242
Acquisition and integration costs	73
Impairment	654
Interest expense	18,916
Share-based compensation	936
General and administrative	9,052
Management fees to AAMC	3,584
Income tax expense	28
Other income	(24,968)
Stabilized Rental NOI	$33,000

Rental revenues	$55,128
Less: rental revenues from non-stabilized properties	(26)
Rental revenues from Stabilized Rentals	55,102
Less: tenant charge-back revenues from Stabilized Rentals	(1,431)
Core rental revenues from Stabilized Rentals	$53,671

Stabilized Rental NOI Margin	59.9%
Stabilized Rental Core NOI Margin	61.5%